UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 31, 2003

                            Denny's Corporation
                            -------------------
            (Exact name of registrant as specified in its charter)

 Delaware                        0-18051                       13-3487402
 --------                        -------                       ----------
(State or other              (Commission File                 IRS Employer
 jurisdiction of                   Number)                 Identification No.)
 incorporation)


 203 East Main Street, Spartanburg, SC                         29319-9966
 -------------------------------------                         ----------
 (Address of Principal Executive Offices)                      (Zip Code)


      Registrant's telephone number, including area code (864) 597-8000


      ----------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On July 31, 2003, Denny's Corporation issued a press release announcing financial results for the quarter ended June 25, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Denny's Corporation


Date:  August 5, 2003                            /s/ Andrew F. Green
                                                 -------------------
                                                 Andrew F. Green
                                                 Senior Vice President
                                                 and Chief Financial Officer

                                                                   Exhibit 99.1


                                                                   NEWS RELEASE

Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins
                  864-597-8361


             DENNY'S CORPORATION REPORTS SECOND QUARTER RESULTS

         SPARTANBURG, S.C., July 31, 2003 -- Denny's Corporation (OTCBB: DNYY) today reported results for its second quarter ended June 25, 2003. Highlights included:

o Systemwide sales were $546 million for the quarter, a 3.0% decrease from last year's second quarter, reflecting 51 fewer restaurants systemwide.
o Systemwide same-store sales for the quarter declined 1.5% with company units down 0.6% and franchised units down 2.1%.
o Denny's ended the quarter with 1,663 restaurants systemwide (563 company and 1,100 franchised and licensed units).
o        Total operating revenue declined 4.3% to $230 million for the quarter.
o Operating income of $13.8 million declined $2.4 million for the quarter, down from 6.7% of revenue to 6.0%.
o Net loss for the quarter was $5.4 million, or $0.13 per common share, compared with last year's net income of $16.2 million, or $0.40 per common share.
o Last year's net income included nonoperating income of $19.2 million from a gain on exchange of debt.
o At quarter end, Denny's had $49.9 million drawn under its credit facility and $38.3 million in letters of credit, leaving net availability of $36.8 million.

         Commenting on Denny's results for the second quarter of 2003, Nelson J. Marchioli, president and chief executive officer, said, "Our operating performance in the second quarter was disappointing, especially our decline in guest counts. This quarter we focused our marketing message on driving guests during our dinner and late night dayparts, as opposed to last spring and summer when we focused on breakfast with a Grand Slam promotion. Though we were successful in improving our dinner and late night sales, which resulted in an increase in our guest check average, we lost more guests than anticipated during the breakfast daypart. In response, this week we launched a new media campaign which promotes a choice of three "Complete Breakfasts," each for $4.99. This promotion builds on two core strengths of the Denny's brand -- breakfast and good value.

         "On the margin side of our business, we continue to experience cost pressures which have contributed to declining margins. The cost increases include higher meat prices, medical costs and natural gas prices. In addition, higher costs related to increased restaurant staffing and improved food quality are intentional investments in the long term success of Denny's. We are committed to doing what is right for the Denny's brand and are optimistic that these investments, which are beginning to contribute to improved consumer perceptions, will ultimately translate into increased guest traffic,"
Marchioli concluded.

Second Quarter Results

         Denny's reported total operating revenue of $230.1 million for the second quarter, down $10.3 million from the prior year quarter. Company restaurant sales declined $9.0 million to $208.5 million, due primarily to 25 fewer company units. Franchise revenue decreased $1.3 million to $21.6 million, resulting from 26 fewer franchised and licensed restaurants.

         During the second quarter, company restaurant operating margin decreased by 5.8 percentage points to 11.2% of company sales compared with 17.0% of sales last year. Payroll and benefits costs accounted for 3.7 percentage points of the margin decline, resulting from increased restaurant staffing aimed at improving customer satisfaction, higher wage rates and increased health insurance costs. Product costs increased by 1.7 percentage points due to higher commodity costs as well as menu mix shifts resulting from our promotion of higher cost dinner items this quarter compared with a breakfast promotion in the same period last year.

         Operating income for the quarter decreased $2.4 million to $13.8 million compared with $16.2 million last year, reflecting the lower revenue and reduced operating margins. Operating income this quarter benefited from a $6.4 million reduction in depreciation and amortization expense. In January 1998, certain assets were revalued and assigned a five-year life as a result of the predecessor company's reorganization. Those assets became fully amortized in January 2003, resulting in lower depreciation and amortization expense in 2003. In addition, operating income in the second quarter benefited from a $1.0 million reduction in general and administrative expenses as well as a $3.8 million reduction in restructuring and exits costs compared with last year.

         For the second quarter, Denny's reported a net loss of $5.4 million, or $0.13 per diluted common share, compared with last year's second quarter net income of $16.2 million, or $0.40 per diluted common share. Last year's second quarter results included nonoperating income of $19.2 from gains on exchanges of debt.

Revolving Credit Facility

         On June 25, 2003, our $125 million credit facility had outstanding revolver advances of $49.9 million compared with $60.2 million outstanding on March 26, 2003. Our outstanding letters of credit decreased to $38.3 million compared with $48.4 million on March 26, 2003, leaving a net availability of $36.8 million at the end of the second quarter. As of today, after making the scheduled $21.3 million semiannual interest payment on our 11.25% senior notes on July 15, revolver advances have increased to $61.0 million while letters of credit are $38.5 million, leaving a net availability of $25.5 million.

         Profitability was below our expectations for the first two quarters of 2003. Accordingly, we were required to obtain an amendment to the credit facility to provide less restrictive financial covenants effective for the quarter ended June 25, 2003 and for the remaining term of the facility. We were in compliance with the terms of the credit facility, as amended, as of June 25, 2003.

Further Information

         Denny's will host its quarterly conference call for investors and analysts today, Thursday, July 31, 2003 at 1:00 p.m. EST. Interested parties are invited to join a live, listen only broadcast of the conference call. The call may be accessed through our website at www.dennys.com. On the front page of the website, follow the link to "About Us;" then follow the link to "Investor Info;" and then select the "Live Webcast" icon. A replay of the call may be accessed at the same location later in the day and will remain available for at least 30 days.

         Denny's is America's largest full-service family restaurant chain, operating directly and through franchisees 1,663 Denny's restaurants in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website referenced above.

         Certain matters discussed in this release may constitute forward looking statements involving risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Factors that could cause actual performance to differ materially from the performance indicated by such statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended December 25, 2002 (and in the Company's subsequent quarterly reports on Form 10-Q).

                                              DENNY'S CORPORATION
                                Condensed Consolidated Statements of Operations
                                                  (Unaudited)

                                                              Quarter Ended              Quarter Ended
(In thousands, except per share amounts)                         6/25/03                    6/26/02
                                                             ---------------            ---------------
Revenue:
  Company restaurant sales                                   $    208,457               $    217,452
  Franchise and license revenue                                    21,603                     22,890
                                                             ---------------            ---------------

    Total operating revenue                                       230,060                    240,342
                                                             ---------------            ---------------

Costs of company restaurant sales                                 185,192                    180,396
Costs of franchise and license revenue                              6,778                      7,376
General and administrative expenses                                13,044                     14,033
Depreciation and amortization                                      14,420                     20,860
Restructuring charges and exit costs                                 (982)                     2,781
Impairment charges                                                    410                        497
Gains on disposition of assets and other, net                      (2,552)                    (1,764)
                                                             ---------------            ---------------

    Total operating costs and expenses                            216,310                    224,179
                                                             ---------------            ---------------

Operating income                                                   13,750                     16,163
                                                             ---------------            ---------------

Other expenses:
  Interest expense, net                                            18,989                     18,920
  Gains on exchanges of debt and other, net                          (127)                   (19,271)
                                                             ---------------            ---------------

    Total other expenses (income), net                             18,862                       (351)
                                                             ---------------            ---------------

Income (loss) before income taxes                                  (5,112)                    16,514
Provision for income taxes                                            265                        302
                                                             ---------------            ---------------

Net income (loss)                                            $     (5,377)              $     16,212
                                                             ===============            ===============

Basic and diluted net income (loss) per share                $      (0.13)              $       0.40
                                                             ===============            ===============

Weighted average shares outstanding:
  Basic                                                            40,743                     40,276
                                                             ===============            ===============

  Diluted                                                          40,743                     40,478
                                                             ===============            ===============

                                              DENNY'S CORPORATION
                                Condensed Consolidated Statements of Operations
                                                  (Unaudited)

                                                              Two Quarters               Two Quarters
                                                                 Ended                      Ended
(In thousands, except per share amounts)                        6/25/03                    6/26/02
                                                             ---------------            ---------------
Revenue:
  Company restaurant sales                                   $    407,901               $    429,686
  Franchise and license revenue                                    43,000                     45,115
                                                             ---------------            ---------------

    Total operating revenue                                       450,901                    474,801
                                                             ---------------            ---------------

Costs of company restaurant sales                                 363,656                    362,088
Costs of franchise and license revenue                             13,270                     14,621
General and administrative expenses                                26,247                     28,211
Depreciation and amortization                                      28,677                     41,558
Restructuring charges and exit costs                                 (936)                     3,079
Impairment charges                                                    699                        497
Gains on disposition of assets and other, net                      (4,869)                    (3,580)
                                                             ---------------            ---------------

    Total operating costs and expenses                            426,744                    446,474
                                                             ---------------            ---------------

Operating income                                                   24,157                     28,327
                                                             ---------------            ---------------

Other expenses:
  Interest expense, net                                            38,206                     38,207
  Gains on exchanges of debt and other, net                          (120)                   (19,271)
                                                             ---------------            ---------------

    Total other expenses, net                                      38,086                     18,936
                                                             ---------------            ---------------

Income (loss) before income taxes                                 (13,929)                     9,391
Provision for (benefit from) income taxes                             530                     (2,137)
                                                             ---------------            ---------------

Net income (loss)                                            $    (14,459)              $     11,528
                                                             ===============            ===============


Basic and diluted income (loss) per share                    $      (0.36)              $       0.29
                                                             ===============            ===============

Weighted average shares outstanding:
  Basic                                                            40,628                     40,255
                                                             ===============            ===============

  Diluted                                                          40,628                     40,443
                                                             ===============            ===============

                                          DENNY'S CORPORATION
                                  Condensed Consolidated Balance Sheet
                                              (Unaudited)

(In thousands)                                                       6/25/03                12/25/02
                                                                 ----------------       ----------------

ASSETS
Current Assets
  Cash and cash equivalents                                      $      4,547           $       5,717
  Other                                                                29,311                  28,024
                                                                 ----------------       ----------------

                                                                       33,858                  33,741
                                                                 ----------------       ----------------

Property, net                                                         307,479                 324,725
Goodwill                                                               50,404                  50,073
Intangible assets, net                                                 88,502                  92,257
Other assets                                                           45,022                  50,695
                                                                 ----------------       ----------------
     Total Assets                                                $    525,265           $     551,491
                                                                 ================       ================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
  Current maturities of notes and debentures                     $        583           $         554
  Current maturities of capital lease obligations                       3,536                   3,886
  Accounts payable and other accrued liabilities                      137,419                 148,363
                                                                 ----------------       ----------------
                                                                      141,538                 152,803
                                                                 ----------------       ----------------
Long-Term Liabilities
  Notes and debentures, less current maturities                       562,468                 560,359
  Capital lease obligations, less current maturities                   29,556                  31,177
  Other                                                                84,736                  86,043
                                                                 ----------------       ----------------
                                                                      676,760                 677,579
                                                                 ----------------       ----------------
     Total Liabilities                                                818,298                 830,382
     Total Shareholders' Deficit                                     (293,033)               (278,891)
                                                                 ----------------       ----------------
     Total Liabilities and Shareholders' Deficit                 $    525,265           $     551,491
                                                                 ================       ================

                                               DENNY'S CORPORATION
                                           Quarterly Operating Margins
                                                   (Unaudited)

                                                                     Quarter Ended
(In millions)                                             6/25/03                     6/26/02
                                                    --------------------        --------------------

Total operating revenue (1)                         $  230.1     100.0%         $   240.3   100.0%

Company restaurant operations: (2)
   Company restaurant sales                            208.5     100.0%             217.5   100.0%
   Costs of company restaurant sales:
      Product costs                                     53.0      25.4%              51.5    23.7%
      Payroll and benefits                              92.2      44.2%              88.1    40.5%
      Occupancy                                         11.9       5.7%              12.2     5.6%
      Other operating costs:
         Utilities                                       9.1       4.3%               8.8     4.1%
         Repairs and maintenance                         4.3       2.1%               4.4     2.0%
         Marketing                                       6.8       3.3%               8.4     3.9%
         Other                                           7.9       3.8%               7.0     3.2%
                                                    ---------------------       ---------------------

   Total costs of company restaurant sales             185.2      88.8%             180.4    83.0%
                                                    ---------------------       ---------------------

   Company restaurant operating margin              $   23.3      11.2%         $    37.1    17.0%
                                                    ---------------------       ---------------------

Franchise operations: (3)
   Franchise and license revenue                        21.6     100.0%              22.9   100.0%
   Costs of franchise and license revenue                6.8      31.4%               7.4    32.2%
                                                    ---------------------       ---------------------

   Franchise operating margin                       $   14.8      68.6%         $    15.5    67.8%
                                                    ---------------------       ---------------------


Total operating margin (1)                          $   38.1      16.6%         $    52.6    21.9%

Other operating expenses: (1) (4)
   General and administrative expenses                  13.0       5.7%              14.0     5.8%
   Depreciation and amortization                        14.4       6.3%              20.9     8.7%
   Restructuring, exit costs and impairment             (0.6)     (0.2%)              3.3     1.4%
   Gains on disposition of assets and other, net        (2.6)     (1.1%)             (1.8)   (0.7%)
                                                    ---------------------       ---------------------

   Total other operating expenses                   $   24.3      10.6%         $    36.4    15.1%
                                                    ---------------------       ---------------------


Operating income (1)                                $   13.8       6.0%         $    16.2     6.7%


  (1)  As a percentage of total operating revenue
  (2)  As a percentage of company restaurant sales
  (3)  As a percentage of franchise and license revenue
  (4) Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue.

                                                      DENNY'S CORPORATION
                                                     EBITDA Reconciliation
                                                          (Unaudited)

                                                        Quarter             Quarter            Two Quarters       Two Quarters
                                                         Ended               Ended                 Ended              Ended
(in millions)                                           6/25/03             6/26/02               6/25/03            6/26/02
                                                   ----------------     ----------------      ----------------   ----------------

Net income (loss)                                  $        (5.4)       $      16.2           $    (14.5)        $     11.5

Provision for (benefit from) income taxes                    0.3                0.3                  0.5               (2.1)
Interest expense, net                                       19.0               18.9                 38.2               38.2
Depreciation and amortization                               14.4               20.9                 28.7               41.6
                                                   ----------------     ----------------      ----------------   ----------------

EBITDA (1) (2)                                     $        28.3        $      56.3           $     53.0         $     89.2
                                                   ================     ================      ================   ================



(1) Following recent SEC guidance, we have changed our definition of EBITDA in the second quarter of 2003. Amounts previously reported for EBITDA have been reclassified to conform to the current presentation.
(2) We believe that, in addition to other financial measures, EBITDA is an appropriate indicator to assist in the evaluation of our operating performance because it provides additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs. However, EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with accounting principles generally accepted in the United States of America.



Other financial data: (3)


Restructuring charges and exit costs               $        (1.0)        $      2.8           $     (0.9)        $      3.1
Impairment charges                                           0.4                0.5                  0.7                0.5
Gains on disposition of assets and other, net               (2.6)              (1.8)                (4.9)              (3.6)
Gains on exchanges of debt and other, net (4)               (0.1)             (19.3)                (0.1)             (19.3)


(3) The line items in this section are components of both net income and EBITDA as shown above.
(4) The second quarter results in 2002 included a $19.2 million gain attributable to the senior note debt exchange completed in April 2002.

                                                  DENNY'S CORPORATION
                                                   Statistical Data
                                                      (Unaudited)


                                                  Quarter                              Two Quarters
Same-Store Data                                    Ended                                   Ended
(increase/(decrease) vs. prior year)              6/25/03                                 6/25/03
                                              ---------------                        ----------------

Company-Owned Same-Store Sales                     (0.6%)                                  (0.5%)
      Guest Check Average                           3.9%                                    3.2%
      Guest Counts                                 (4.3%)                                  (3.6%)

Franchised Same-Store Sales                        (2.1%)                                  (1.8%)
Systemwide Same-Store Sales                        (1.5%)                                  (1.3%)



                                                Quarter           Quarter            Two Quarters       Two Quarters
Systemwide Sales                                 Ended             Ended                 Ended              Ended
($ in millions)                                 6/25/03           6/26/02               6/25/03            6/26/02
                                            ---------------   ---------------      ----------------   ----------------

Systemwide Sales                            $     545.7       $     562.8          $    1,071.7       $    1,104.7



                                               Quarter           Quarter            Two Quarters       Two Quarters
Average Unit Sales                              Ended             Ended                 Ended              Ended
($ in thousands)                               6/25/03           6/26/02               6/25/03            6/26/02
                                            ---------------   ---------------      ----------------   ----------------

   Company-owned                            $     372.2       $     368.9          $      727.0       $      717.2
   Franchised                               $     300.7       $     305.5          $      593.4       $      597.2



Restaurant Units                               Company          Franchised            Licensed             Total
                                            ---------------   ---------------      ----------------   ----------------

Ending Units 6/26/02                              588              1,112                   14              1,714

   Units Opened/Acquired                            1                 26                    1                 28
   Units Reacquired                                 1                 (1)                   0                  0
   Units Refranchised                              (1)                 1                    0                  0
   Units Closed                                   (26)               (53)                   0                (79)
                                            ---------------   ---------------      ----------------   ----------------
      Net Change                                  (25)               (27)                   1                (51)

Ending Units 6/25/03                              563              1,085                   15              1,663



                                                                     ###